Exhibit 99.1

For Further Information Contact:
Phil Kagel
Sr. VP, Finance & CFO
408-934-7500

NEWS RELEASE

Sipex Re-Issues Fourth Quarter and 2003 Annual Results with Financial Tables
Pro forma revenue and pro forma gross margin improve for the quarter and the year

MILPITAS, CA, February 19 — Sipex Corporation (Nasdaq: SIPX) today re-issued results for the quarter and year ended December 31, 2003. On a non-GAAP, or pro forma basis, Sipex reported revenue of $17.1 million for the fourth quarter, consistent with earlier guidance. The $17.1 million represented an increase of 4% over the previous quarter pro forma revenue of $16.4 million and a 3% increase compared to the pro forma revenue of $16.6 million reported for the same period last year. Pro forma diluted (loss) per share for the fourth quarter of 2003 was $(0.10) compared to the $(0.12) pro forma per share loss reported in the previous quarter (as restated) and the $(0.20) pro forma per share loss reported for the fourth quarter of 2002.

The fourth quarter of 2003 operating and other expenses included approximately $1.2 million of non-recurring expenses related primarily to higher than anticipated professional services, other year end adjustments, and a charge for the impairment of fixed assets. As discussed below, the Company will restate cost of sales in its second and third quarter 2003 results.

On a GAAP basis, revenue for the fourth quarter was $4.2 million, a decrease of 72% from the previous quarter of $15.2 million, and a decrease of 75% compared to the $16.6 million reported for the same period of last year. Diluted (loss) per share for the fourth quarter was $(0.60) compared to the $(0.17) per share loss for the previous quarter (as restated) and $(0.28) loss per share reported for the fourth quarter of 2002. For the year ended December 31, 2003, revenue was $49.4 million, down 25% from the $66.3 million reported in 2002. Diluted (loss) per share for 2003 was $(1.23) compared to $(2.92) for 2002.

Non-GAAP or pro forma gross margin for the fourth quarter of 2003 was 30% compared to 21% for the previous quarter (as restated) and 8% for the fourth quarter of 2002.

The GAAP results for the fourth quarter of 2003 included a $12.9 million non-cash charge to revenue reflecting the impact of the accounting treatment from terminating the sales incentive feature of the 2003 convertible note to Future Electronics; a restructuring charge of $1.1 million related to lease costs associated with excess, unused capacity at the Billerica facility as previously announced; and approximately $1.2 million of additional one time charges related primarily to higher than anticipated professional services, other year end adjustments, and a charge for the impairment of fixed assets. The GAAP results for the previous quarter included a non-cash charge to revenue of $1.2 million related to fair value of the conversion rights associated with the 2003 Future Electronics’ note. The fourth quarter of 2002 included a charge of $2.7 million related to excess and obsolete inventory.

For the year ended December 31, 2003, Non-GAAP or pro forma revenue was $63.5 million, down 4% from the $66.3 million reported in 2002. Non-GAAP or pro forma diluted (loss) per share for 2003 was $(0.69) compared to $(1.23) for 2002.

On a GAAP basis, gross margin for the fourth quarter of 2003 was (187%) compared to 15% for the previous quarter (as restated) and (9.0%) for the fourth quarter of 2002.

Walid Maghribi, president and chief executive officer commented, “Based on our internal review during the close of the fourth quarter we determined that we erroneously understated the cost of sales during the second and third quarter of 2003. These adjustments, however, do not change the trend in our improvement. We have substantially strengthened the Company’s accounting functions during the fourth quarter with several key personnel changes and additions. This team worked exceptionally hard to put in place the processes that identified these adjustments.

“We are pleased to have continued our pro forma revenue growth that started last quarter. Revenue growth was driven by a 29% rise in power products revenue, while interface revenue was modestly higher. Revenue from optical storage products dropped 22% due to a slowdown at one of our customers.

“Sales of new products in the fourth quarter were robust, driven by a 25% increase in multiprotocol products and 25% increase in new power products with each achieving a record level.

“Our pro forma gross margin benefited from the rise in new products revenue, our continuous yield improvement and by increased shipment from our internal wafer fab.”

Walid Maghribi continued, “For the year, we have achieved every milestone we set our eye on. Excluding legacy products, our pro forma revenue for 2003 increased 28% when compared to 2002 while our pro forma gross margin increased every quarter of the year when compared to the quarters of the prior year.

“Due to our continuous focus on productivity improvement, new products introduction and major focus on strategic customers we expect growth in revenue and gross margin to continue over the next four quarters. We continue to believe that profitability from operations could be achieved at a revenue level of around $19 million per quarter.

“We enter 2004 as a totally restructured company with a much better product lineup, a significantly better cost structure, an improved inventory position and tighter relationships with our customers. We look forward to benefit from our focused effort and better market environment.

“While we entered this quarter with better backlog than the previous quarter, we continue to require high turn business to achieve our revenue target. Given the amount of turn business required, we expect that our revenue for the current quarter to be in the range of $18.2 to $18.8 million.”

Restatement of Second Quarter and Third Quarter Results

During the Company’s year end closing process, management identified certain errors impacting cost of sales that related to the second and third quarters. The adjustments stemmed primarily from three factors (i) certain closing procedures that were incorrectly performed at the end of the third quarter, a time at which the Company experienced the turnover of two key individuals in its accounting function, (ii) clerical errors in the costing of inventory held at subcontractors impacting both the second and third quarters, and (iii) a cut-off error associated with the accrual of returned materials. The impact of these adjustments was to increase cost of sales and net loss per share for the second quarter of 2003 by $1.0 million and $0.04 per share, respectively, and to increase cost of sales and net loss per share for the third quarter of 2003 by $1.3 million and $0.05 per share, respectively. Such restatement is reflected in the accompanying tables and will be presented in the company’s 2003 annual report on Form 10-K.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the following matters: anticipated growth in revenue levels and gross margin improvement for the four quarters of 2004; anticipated revenue levels required to achieve profitability; expectations as to the benefits of the Company’s restructuring and a better market environment; expected revenue for the first quarter of 2004 and other matters. Statements in this press release that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are estimates reflecting the best judgment of the senior management of Sipex. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including overall economic conditions in the U.S. and abroad, demand for electronic products and semiconductors generally, demand for the end-user products for which the Company’s semiconductors are suited, the Company’s ability to move new product designs into production and to successfully market and sell new products and the ability of the Company to manage expenses and improve gross margins. Forward-looking statements should, therefore, be considered in light of various important factors, including those risk factors set forth in reports that we file periodically with the Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended December 31, 2002 and most recent Form 10-Q for the period ended September 28, 2003.

When we use the words, “anticipate,” “estimate,” “project,” “intend,” “expect,” “plan,” “believe,” “should,” “likely” and similar expressions, we are making forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. All subsequent forward-looking statements attributable to or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements we make herein and in our periodic filings with the Securities and Exchange Commission.

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets, high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional sales offices in Belgium, China, Germany, Japan, Korea and Taiwan. Sipex sells direct and through distribution channels.

For further information, contact Phil Kagel, Sr. VP, Finance & CFO at Sipex Corporation, 233 South Hillview Drive, Milpitas, CA 95035, Telephone (408-934-7500).

SIPEX CORPORATION
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

	Dec. 31, 2003	Dec. 31, 2002

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$21,179	$16,469
Accounts receivable, net	8,793	7,278
Accounts receivable, net, related party	2,054	—
Inventories	15,956	14,393
Other current assets	1,434	3,446

Total current assets	49,416	41,586
Property, plant and equipment, net	51,778	56,997
Other assets	410	203

Total assets	$101,604	$98,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,340	$8,103
Accrued expenses	4,087	3,570
Accrued restructuring costs	957	755
Deferred income, related party	4,636	1,383

Total current liabilities	21,020	13,811
Long-term debt, related party	21,323	10,455

Total liabilities	42,343	24,266
Shareholders’ equity	59,261	74,520

Total liabilities and shareholders’ equity	$101,604	$98,786

SIPEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002

Net sales	$10,353	$16,583	$41,625	$66,260
Net sales, related party	6,771	—	21,918	—

Net sales, before fair value of debt conversion rights	17,124	16,583	63,543	66,260
Fair value of debt conversion rights, related party	(12,917)	—	(14,131)	—

Total net sales	4,207	16,583	49,412	66,260
Cost of sales	12,057	17,997	53,804	74,748
Gross loss	(7,850)	(1,414)	(4,392)	(8,488)
Operating Expenses:
Research and development	3,316	3,264	13,054	12,944
Marketing and selling	2,303	1,819	7,430	8,104
General and administrative	1,939	1,986	7,618	8,091
Restructuring	1,067	(415)	737	2,126
Impairment	328	—	328	7,702

Total operating expenses	8,953	6,654	29,167	38,967
Loss from operations	(16,803)	(8,068)	(33,559)	(47,455)
Other expense, net	(265)	(62)	(746)	(87)

Loss before income taxes	(17,068)	(8,130)	(34,305)	(47,542)
Income tax expense (benefit)	27	(379)	318	31,734

Net loss	$(17,095)	$(7,751)	$(34,623)	$(79,276)

Net loss per common share — basic and diluted	$(0.60)	$(0.28)	$(1.23)	$(2.92)
Weighted average common shares outstanding — basic and diluted	28,309	28,007	28,137	27,191

SIPEX CORPORATION
Reconciliation of GAAP Results to Pro Forma Results — Unaudited
(In thousands, except per share data)

			(Restated)
	Three Months Ended		Three Months Ended	Twelve Months Ended

	Dec. 31, 2003	Dec. 31, 2002	Sept. 27, 2003	Dec. 31, 2003	Dec. 31, 2002

GAAP — net sales	$4,207	$16,583	$15,198	$49,412	$66,260
Fair value of debt conversion rights, related party — Note 1	12,917	—	1,214	14,131	—

Pro forma — net sales	$17,124	$16,583	$16,412	$63,543	$66,260

GAAP — gross loss	$(7,850)	$(1,414)	$2,261	$(4,392)	$(8,488)
Fair value of debt conversion rights, related party — Note 1	12,917	—	1,214	14,131	—
Inventory — Note 2	—	2,700	—	—	4,224

Pro forma — gross profit	$5,067	$1,286	$3,475	$9,739	$(4,264)

GAAP — net loss	$(17,095)	$(7,751)	$(4,653)	$(34,623)	$(79,276)
Fair value of debt conversion rights, related party, net of tax — Note 1	12,917	—	1,214	14,131	—
Inventory, net of tax — Note 2	—	2,700	—	—	4,224
Tax valuation allowance — Note 3	—	—	—	—	31,851
Restructuring, net of tax — Note 2	1,067	(415)	(29)	737	2,126
Impairment, net of tax — Note 2	328	—	—	328	7,702

Pro forma — net loss	$(2,783)	$(5,466)	$(3,468)	$(19,427)	$(33,373)

GAAP — net loss per share	$(0.60)	$(0.28)	$(0.17)	$(1.23)	$(2.92)
Fair value of debt conversion rights, related party, net of tax — Note 1	0.45	—	0.05	0.50	—
Inventory — net of tax — Note 2	—	0.10	—	—	0.16
Tax valuation allowance — Note 2	—	—	—	—	1.17
Restructuring, net of tax — Note 2	0.04	(0.02)	(0.00)	0.03	0.08
Impairment, net of tax — Note 2	0.01	—	—	0.01	0.28

Pro forma — net loss per share	$(0.10)	$(0.20)	$(0.12)	$(0.69)	$(1.23)

Weighted average common shares outstanding — basic and diluted	28,309	28,007	28,145	28,137	27,191

Footnotes:

1	Adjustment to eliminate the non-cash charge associated with the recognition of the increase in the fair value of the debt conversion rights associated with the convertible note to related party.

2	Adjustment to eliminate non-cash inventory, restructuring and impairment charges.

3	Adjustment to eliminate increase in deferred tax asset valuation allowance.

Use of Pro Forma Financial Information:
To supplement its consolidated financial statements presented in accordance with GAAP, for the periods ended December 31, 2003 and 2002, Sipex is presenting non-GAAP, or pro forma, measures of revenue, net loss, net loss per share and gross margin, which are adjusted from results based on GAAP, to present results of operations before considering the impact of non-cash charge related to a convertible note previously issued to a related party, inventory charges, restructuring charges, impairment charges and a reserve for deferred tax assets. These adjustments are provided to enhance the overall understanding of Sipex’s current financial performance compared to the GAAP results of prior periods. Specifically, Sipex believes that the pro forma results provide useful information to both management and investors by excluding non-cash charges that the Company believes are not indicative of its core operating performance. The presentation of this additional information is not intended to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America, and is not necessarily comparable to non-GAAP results published by other companies.

SIPEX CORPORATION
Condensed Consolidated Statements of Operations — Restated
(In thousands, except per share data)
Unaudited

	Q1 FY03	Q2 FY03	Q3 FY03	Q4 FY03
	**	(restated*)	(restated*)	**

Net sales	$15,117	$14,891	$15,198	$4,207
Cost of sales	15,299	13,511	12,937	12,057

Gross profit (loss)	(182)	1,380	2,261	(7,850)
Operating expenses	6,820	6,723	6,670	8,953
Other income (expense), net	(39)	(226)	(217)	(265)

Loss before income taxes	(7,041)	(5,569)	(4,626)	(17,068)
Income tax expense	181	83	27	27

Net loss	$(7,222)	$(5,652)	$(4,653)	$(17,095)

Net loss per common share — basic and diluted	$(0.26)	$(0.20)	$(0.17)	$(0.60)
Weighted average common shares outstanding — basic and diluted	28,031	28,055	28,145	28,309

*During the Company’s year end closing process, certain adjustments impacting cost of sales were identified that related to the second and third quarters. The adjustments stemmed primarily from three factors (i) certain closing procedures that were incorrectly performed at the end of the third quarter, a time at which the Company experienced the turnover of two key individuals in its accounting function, (ii) clerical errors in the costing of inventory held at subcontractors impacting both the second and third quarters, and (iii) a cut-off error associated with the accrual of returned materials. The impact of these adjustments was to increase cost of sales and net loss per share for the second quarter of 2003 by $1.0 million and $0.04 per share, respectively, and to increase cost of sales and net loss per share for the third quarter of 2003 by $1.3 million and $0.05 per share, respectively.

** The first and fourth quarter results are shown for presentation purposes.